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                                                                   EXHIBIT 12.14

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
NOONEY-HAZELWOOD ASSOCIATES, LP
RATIO OF EARNINGS TO FIXED CHARGES:

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
                                                                                                               Three       Three
                                                                                                               Months      Months
                                                    Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                                       1996       1997        1998       1999       2000      3/31/00     3/31/01
                                                    -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                               $(179)      $(265)      $(172)     $(226)      $(102)      $  (5)     $   3

Fixed Charges:
  Interest expense                                     854         922         903        876         861         217        212
  Interest factor of rental expense                    --          --          --         --          --          --         --
                                                    -----------------------------------------------------------------------------
             Total fixed charges                       854         922         903        876         861         217        212
                                                    -----------------------------------------------------------------------------

             Total earnings                            675         657         731        650         759         212        215

             Total fixed charges                       854         922         903        876         861         217        212
                                                    -----------------------------------------------------------------------------

                                                    -----------------------------------------------------------------------------
Ratio of earnings to fixed charges                    0.79        0.71        0.81       0.74        0.88        0.98       1.00
                                                    -----------------------------------------------------------------------------

                                                    -----------------------------------------------------------------------------
  Deficiency to cover fixed charges                    179         265         172        226         102           5        --
                                                    -----------------------------------------------------------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                  --          --          --         --          --          --         --

             Interest factor                            33%         33%         33%        33%         33%         33%        33%
                                                    -----------------------------------------------------------------------------
                            Total                      --          --          --         --          --          --         --
                                                    =============================================================================